Exhibit 4.4

Computershare Trust Company, N.A. 250 Royall Street Canton Massachusetts 02021 www.computershare.com

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5

CORNING NATURAL GAS HOLDING CORPORATION SUBSCRIPTION RIGHTS OFFERING

THIS SUBSCRIPTION RIGHTS OFFERING EXPIRES AT <TIME>, Eastern (New York City), ON <DATE>, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

Corning Natural Gas Holding Corporation has distributed to each holder of its common stock owned as of record (each an “Eligible Holder”) at <TIME> on <DATE>, 2016 (the “Record Date”), at no charge, one nontransferable right (the “Subscription Rights”) for each share of common stock held as of the Record Date, to purchase either: (a) one-eighth (1/8) of a share of Series A Cumulative Preferred Stock of Corning Natural Gas Holding Corporation at $25.00 per full share, or (b) one-sixth (1/6) of a share of Series B Convertible Preferred Stock of Corning Natural Gas Holding Corporation at $20.75 per full share. Each Subscription Right entitles an Eligible Holder who fully exercises its basic subscription privilege to subscribe, prior to the Expiration Date, for additional shares of Series A Cumulative Preferred Stock or Series B Convertible Preferred Stock of Corning Natural Gas Holding Corporation at same exercise prices per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privilege as of the Expiration Date (the “Oversubscription Privilege”). The terms and conditions of the Subscription Rights offering are set forth in Corning Natural Gas Holding Corporation’s Prospectus dated <DATE> (as it may be amended or supplemented, the “Prospectus”), which is incorporated into this Rights Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of basic Subscription Rights, and is entitled to exercise the basic Subscription Rights for the number of shares, shown on this Rights Certificate.

THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

The Subscription Rights are non-transferable. The Subscription Rights will not be listed on any securities exchange or quoted on any automated quotation system. Corning Natural Gas Holding Corporation cannot assure you that the shares of Series A Cumulative Preferred Stock and Series B Convertible Preferred Stock of Corning Natural Gas Holding Corporation issued in respect of exercised Subscription Rights will ever be listed on any securities exchange or traded on OTCQX or any other securities quotation system.

EXERCISE PRICE

The exercise price for the Subscription Rights and the Oversubscription Privilege is $25.00 per full share of Series A Cumulative Preferred Stock and $20.75 per full share of Series B Cumulative Preferred Stock. A Subscription Right will not be exercisable for a fractional share and must be aggregated with other Subscription Rights so that when exercised, in the aggregate, such Subscription Rights result in the purchase of a whole share of either Series A Cumulative Preferred Stock (requires eight Subscription Rights) or Series B Convertible Preferred Stock (requires six Subscription Rights) of Corning Natural Gas Holding Corporation. In other words, Subscription Rights cannot be exercised for fractional shares of preferred stock of Corning Natural Gas Holding Corporation.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE EXERCISE PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF EACH SERIES OF PREFERRED STOCK (SERIES A CUMULATIVE PREFERRED STOCK OR SERIES B CONVERTIBLE PREFERRED STOCK) THAT YOU ARE REQUESTING TO PURCHASE TO THE RIGHTS AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE THE EXPIRATION TIME: <TIME>, ON <DATE>, 2016.

Holder ID COY Class Rights Qty Issued Rights Cert #

123456789 XXXX Subscription Rights XXX.XXXXXX 12345678

Signature of Owner and U.S. Person for Tax Certification Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy)

1

.

Full payment of the exercise price for each full share of Series A Cumulative Preferred Stock and Series B Convertible Preferred Stock you wish to purchase on exercise of you Subscription Rights must be made in U.S. dollars by (1) certified check drawn upon a U.S. bank payable to Computershare Trust Company, N.A., the Rights Agent, or (2) cashier’s check drawn upon a U.S. bank or express money order payable to Computershare Trust Company, N.A., the Rights Agent, in each case in accordance with the “Instructions As To Use of Corning Natural Gas Holding Corporation Subscription Rights Certificates” that accompanied the mailing of the Prospectus. Notwithstanding the foregoing, Eligible Holders who hold shares as a depository or nominee must make all payments by wire transfer of immediately available funds to the account maintained by the Rights Agent.

Payments of the exercise price for the common stock will be held in an escrow account until five business days following the Expiration Date, unless Corning Natural Gas Holding Corporation withdraws or terminates the Subscription Rights offering. No interest will be paid to you on the funds you deposit with the Rights Agent. You will not receive any interest on the payments held by the Rights Agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes, complete and sign)
IF YOU WISH TO SUBSCRIBE FOR ALL OF YOUR SUBSCRIPTION RIGHTS:
I subscribe for ALL of my entitlement of new shares of Series A Cumulative Preferred Stock pursuant to the basic subscription	(no of subscription rights)	X 1/8 =	(no of new shares)	X $25.00 = (per share)	$ (amount enclosed)
EXAMPLE: If you own 1,000 shares of common stock, your basic subscription right permits the purchase of 125 shares of Series A Cumulative Preferred Stock for $3,125. (1,000 purchase rights x 1/8 = 125 with fractional shares rounded down to the nearest whole number x $25.00).
I subscribe for ALL of my entitlement of new shares of Series B Convertible Preferred Stock	(no. of subscription rights)	x 1/6 =	(no. of new shares)	x $20.75 = (per share)	$ (amount enclosed)
EXAMPLE: If you own 1,000 shares of common stock, your basic subscription right permits the purchase of 166 shares of Series B Convertible Preferred Stock for $3,444.50. (1,000 purchase rights x 1/6 = 166 with fractional shares rounded down to the nearest whole number x $20.75).
I subscribe for ALL of my entitlement of new shares as follows:
Series A Cumulative Preferred Stock:	(no. of subscription rights)	x 1/8 =	(no. of new shares)	x $25.00 = (per share)	$
Series B Convertible Preferred Stock:	(no. of subscription rights)	x 1/6 =	(no. of new shares)	x $20.75 = (per share)	$
$ (amount enclosed)
OVER SUBSCRIPTION RIGHT
I apply for additional shares pursuant to the oversubscription right.
Series A Cumulative Preferred Stock:	(no. of subscription rights)	x 1/8 =	(no. of new shares)	x $25.00 = (per share)	$
Series B Convertible Preferred Stock:	(no. of subscription rights)	x 1/6 =	(no. of new shares)	x $20.75 = (per share)	$
$ (amount enclosed)
IF YOU WISH TO EXERCISE FEWER THAN ALL YOUR SUBSCRIPTION RIGHTS
I subscribe for FEWER than all of my entitlement of new shares as follows:
Series A Cumulative Preferred Stock:	(no. of subscription rights)	x 1/8 =	(no. of new shares)	x $25.00 = (per share)	$
Series B Convertible Preferred Stock:	(no. of subscription rights)	x 1/6 =	(no. of new shares)	x $20.75 = (per share)	$
		Amount of check or money order enclosed			$
IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:
Please disregard this mailing.
SECTION 2: SUBSCRIPTION AUTHORIZATION:
I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the basic subscription and the Oversubscription Privilege in the Subscription Rights offering.
2

Signature of Subscriber(s)
(and address if different than that listed on this Subscription Certificate)
Telephone number (including area code)

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

* You can only participate in the Oversubscription Privilege if you have subscribed for your full entitlement of new shares pursuant to the basic subscription. Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011

By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 250 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to the Corporate Secretary of the Holding Company, Stanley G. Sleve, telephone: (607) 936-3755, e-mail: jsleve@corninggas.com